UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2015

ORIGINCLEAR, INC.

(Name of registrant as specified in its charter)

Nevada (State or other jurisdiction of Incorporation or organization) 5645 West Adams Boulevard Los Angeles, California (Address of principal executive offices)	333-147980 (Commission File Number)	26-0287664 (I.R.S. Employer Identification Number) 90016 (Zip Code)

Registrant’s telephone number, including area code: (323) 939-6645

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 1, 2015, OriginClear, Inc., a Nevada corporation (the “Company”), closed the transactions contemplated by the Share Exchange Agreement (the “Agreement”) with Progressive Water Treatment, Inc., a Texas corporation (“PWT”) and Marc Stevens, PWT’s sole shareholder (“Stevens”), dated July 31, 2015 (the “Agreement”).

The Company acquired PWT from Stevens through the transfer of all issued and outstanding shares of PWT in exchange (the “Exchange”) for 10,000 shares of a new series of preferred stock, the Series B Preferred Stock, filed with the State of Nevada by the Company on October 1, 2015, using a Certificate of Designation a copy of which is attached as Exhibit 3.3.

Each share of Series B Preferred Stock has a stated value of $150 per share and is convertible into shares of the Company’s common stock at a conversion price of $0.03 per share, which may be converted to the Company’s common stock in three annual increments beginning 12 months from closing. The conversion price is subject to adjustment in the case of reverse splits, stock dividends, reclassifications and the like. In addition, the conversion price is subject to certain full ratchet anti-dilution protection. The Series B Preferred Stock is entitled to vote with holders of the Company’s common stock on all corporate actions, including the election of the Company’s directors. The holders of the Series B Preferred Stock are entitled to cast one vote for each share of Series B Preferred Stock owned. This brief description of the Certificate of Designation is only a summary of the material terms and is qualified in its entirety by reference to the full text of the form of the Certificate of Designation as attached to this Current Report on Form 8-K as Exhibit 3.3.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which was attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with he SEC on August 4, 2015 and is incorporated herein by reference, and the exhibits thereto.  The Agreement has been included to provide investors and stockholders with information regarding its terms.  It is not intended to provide any other factual information about the Company.  The Agreement contains representations and warranties that the parties to the Agreement made to and solely for the benefit of each other, and the assertions embodied in such representations and warranties are qualified by information contained in confidential disclosure schedules that the parties exchanged in connection with signing the Agreement.  Accordingly, investors and stockholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Agreement (or such other date as specified therein).

Item 3.02 Unregistered Sales of Equity Securities.

Series A Share Issuance

On October 1, 2015, the Company issued 1,000 shares of New Series A Preferred Stock (as defined below) to the Company’s Chief Executive Officer and Director, T. Riggs Eckelberry.

The terms of the New Series A Preferred Stock are discussed more fully in Item 3.03 of this filing.

Series B Share Issuance

On October 1, 2015, the Company issued 10,000 shares of Series B Preferred Stock as described in Item 2.01.

Consultant Issuance

On September 30, 2015, the Company issued 1,400,000 shares of its common stock in lieu of cash consideration.

The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

Item 3.03 Material Modification to Rights of Security Holders.

On October 1, 2015, the Company filed a Certificate of Designation for its Series A Preferred Stock with the Secretary of State of Nevada designating 1,000 shares of its authorized preferred stock as Series A Preferred Stock (the “New Series A Preferred Stock”). The shares of New Series A Preferred Stock have a par value of $0.0001 per share. The New Series A Preferred Shares do not have a dividend rate or liquidation preference and are not convertible into shares of common stock.

For so long as any shares of the New Series A Preferred Stock remain issued and outstanding, the holders thereof, voting separately as a class, shall have the right to vote on all shareholder matters equal to 51% of the total vote (representing a super majority voting power) on all matters related to equity incentive plans of the Company, including, among other things, adoption, amendment, cancellation of any equity incentive plans of the Company. Such vote shall be determined by the holder(s) of a majority of the then issued and outstanding shares of New Series A Preferred Stock. For example, if there are 10,000 shares of the Company’s common stock issued and outstanding at the time of a shareholder vote, the holders of the New Series A Preferred Stock, voting separately as a class, will have the right to vote an aggregate of 10,400 shares, out of a total number of 20,400 shares voting.

The shares of the New Series A Preferred Stock shall be automatically redeemed by the Company at their par value on the first to occur of the following triggering events: (i) on the date that Mr. Eckelberry ceases, for any reason, to serve as officer, director or consultant of the Company, or (ii) on the date that the Company’s shares of common stock first trade on any national securities exchange provided that the listing rules of any such exchange prohibit preferential voting rights of a class of securities of the Company, or listing on any such national securities exchange is conditioned upon the elimination of the preferential voting rights of the New Series A Preferred Stock set forth in the Certificate of Designation.

Additionally, the Company is prohibited from adopting any amendments to the Company’s Bylaws, Articles of Incorporation, as amended, making any changes to the Certificate of Designation establishing the New Series A Preferred Stock, or effecting any reclassification of the New Series A Preferred Stock, without the affirmative vote of at least 66-2/3% of the outstanding shares of New Series A Preferred Stock. However, the Company may, by any means authorized by law and without any vote of the holders of shares of New Series A Preferred Stock, make technical, corrective, administrative or similar changes to such Certificate of Designation that do not, individually or in the aggregate, adversely affect the rights or preferences of the holders of shares of New Series A Preferred Stock.

The adoption of the New Series A Preferred Stock and its issuance to Mr. Eckelberry was taken to allow the Company to approve, among other things, a new equity incentive plan described in Item 5.07 below. This brief description of the Certificate of Designation is only a summary of the material terms and is qualified in its entirety by reference to the full text of the form of the Certificate of Designation as attached to this Current Report on Form 8-K as Exhibit 3.2.

Item 5.01 Changes in Control of Registrant.

On October 1, 2015, the Company issued 1,000 shares of New Series A Preferred Stock to the Company’s Chief Executive Officer and Director, T. Riggs Eckelberry. As a result of the super majority voting power of the New Series A Preferred Stock described above, Mr. Eckelberry will have the power to control the voting of shares of common stock of the Company and as such on such date, a change in control will occur.

On October 1, 2015, Mr. Eckelberry beneficially owned 33,957 shares of the Company's common stock (representing less than 1% of the outstanding common stock, as of October 1, 2015). Such shares do not include 40,000,000 shares of common stock subject to a restricted stock award grant made to Mr. Eckelberry on November 13, 2014. Upon the issuance of the 1,000 shares of the Company’s New Series A Preferred Stock and assuming the effectiveness of the super majority voting power, Mr. Eckelberry would have the voting equivalent of 202,778,212 shares of common stock or approximately 51% of the Company's voting stock.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Withdrawal of Old Series A Preferred Stock

As previously reported, on April 16, 2015, the Company amended its Articles of Incorporation for the creation of its Series A Preferred Stock (“Old Series A Preferred Stock”) which provided supermajority voting rights to the holders of Old Series A Preferred Stock to change the name of the Company.  On September 30, 2015, the Company filed a Certificate of Withdrawal of the Certificate of Designation for its Old Series A Preferred Stock with the Secretary of State of Nevada following the prior redemption of all issued and outstanding shares in that series of preferred stock. The Certificate of Withdrawal in its entirety is attached to this Current Report on Form 8-K as Exhibit 3.1.

Adoption of New Series A Preferred Stock

On October 1, 2015, the Company filed a Certificate of Designation for its New Series A Preferred Stock with the Secretary of State of Nevada designating 1,000 shares of its authorized preferred stock as New Series A Preferred Stock. The rights and privileges of the New Series A Preferred Stock are discussed more fully in Item 3.03 above and incorporated herein by reference, and the full text of the form of the Certificate of Designation is attached to this Current Report on Form 8-K as Exhibit 3.2.

Adoption of Series B Preferred Stock

On October 1, 2015, the Company filed a Certificate of Designation for its Series B Preferred Stock. The rights and privileges of the Series B Preferred Stock are discussed more fully in Item 2.01 above and incorporated herein by reference, and the full text of the form of the Certificate of Designation is attached to this Current Report on Form 8-K as Exhibit 3.3.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 30, 2015, the Board of Directors of the Company submitted to certain stockholders of the Company for approval, acting by written consent in lieu of a meeting, to approve the adoption of a new equity incentive plan (the “Plan”) and reservation of 8,000,000 shares of common stock under the Plan. Subsequently, on October 2, 2015, the Board of Directors of the Company submitted to certain stockholders of the Company for approval, acting by written consent in lieu of a meeting, to approve an amendment of the Plan by increasing the number of shares of common stock reserved under the Plan to 160,000,000. By written consent delivered to the Company on or before October 2, 2015, the holders of 51% of the Company’s outstanding shares of Common Stock as of October 2, 2015 approved the corporate actions described in this Item 5.07. A copy of the Plan, as amended, is attached hereto as Exhibit 10.1.

Item 7.01 Regulation FD Disclosure

On October 1, 2015, the Company issued a press release regarding the closing of the Agreement. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

The information in this Current Report on Form 8-K furnished pursuant to Items 7.01 and 9.01 shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. This information shall not be incorporated by reference into any registration statement pursuant to the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The financial statements required by this Item will be filed by amendment to this Current Report on Form 8-K or included within Item 5 of our Form 10-Q for the quarter ended September 30, 2015, not later than 71 calendar days following the date that this Report is required to be filed.

(b) Pro forma financial information.

The pro forma financial information required by this Item will be filed by amendment to this Current Report on Form 8-K or included within Item 5 of our Form 10-Q for the quarter ended September 30, 2015, not later than 71 calendar days following the date that this Report is required to be filed.

(d) Exhibits.

3.1	Certificate of Withdrawal of Certificate of Designation of Series A Preferred Stock of OriginClear, Inc. filed with the Secretary of State of Nevada on September 30, 2015
3.2	Series A Certificate of Designation of OriginClear, Inc. filed with the Secretary of State of Nevada on October 1, 2015
3.3	Series B Certificate of Designation of OriginOil, Inc. filed with the Secretary of State of Nevada on October 1, 2015
10.1	OriginClear, Inc. 2015 Equity Incentive Plan
99.1	Press Release, dated October 1, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORIGINCLEAR, INC.

October 6, 2015	By:	/s/ T. Riggs Eckelberry
Name: T. Riggs Eckelberry Title: Chief Executive Officer

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